UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2011

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)

(908) 203-4641
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2011, NovaDel Pharma Inc., a Delaware corporation (the “Company”), and certain investors entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to sell an aggregate of 1,667 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) at a price of $1,000 per share, with an original issue discount of 4%, for gross proceeds of approximately $1.6 million (the “Offering”). The Preferred Stock is convertible into 16,670,000 shares of common stock at a conversion price of $0.10 per share. The investors also received warrants, with a 5 year term from its initial exercise date, to purchase up to 16,670,000 shares of common stock at an exercise price of $0.15 per share (the “Series A Warrants”); warrants, with a 1 year term, to purchase up to 16,670,000 shares of common stock at an exercise price of $0.10 per share (the “Series B Warrants”); and warrants, with a 5 year term from its initial exercise date, to purchase up to 16,670,000 shares of common stock at an exercise price of $0.15 per share (the “Series C Warrants”, together with the Series A Warrants and Series B Warrants, the “Warrants”). The Series B Warrants are immediately exercisable, while the Series A Warrants and Series C Warrants are only exercisable on and after February 15, 2012. The Series C Warrants may only be exercised by the holder thereof to the extent and in the same percentage that the holder exercises its Series B Warrant. The Preferred Stock and Warrants were sold pursuant to an effective registration statement on Form S-1 (Registration Number 333-170066) (the “Registration Statement”).

Placement Agent

Roth Capital Partners, LLC (“Roth”) acted as the sole placement agent for the Offering. On February 14, 2011, the Company executed a placement agency agreement (the “Placement Agency Agreement”) by and between the Company and Roth. The Company will pay Roth an aggregate cash fee equal to 6% of the gross proceeds of the Offering equal to approximately $96,000, plus Roth’s actual out of pocket expenses incurred in the Offering. In addition, Roth will receive warrants equal to 2% of the aggregate number of shares of common stock issuable in the Offering, or 333,400 shares of common stock.

Net Proceeds

The net offering proceeds to the Company from the sale of the Preferred Stock and Warrants, after deducting the placement agent fees of approximately $96,000 and other estimated offering expenses payable by the Company of approximately $100,000, are expected to be approximately $1,404,000.

Description of Series A Convertible Preferred Stock

The Preferred Stock will be issued with an original issue discount of approximately 4%.

The Preferred Stock will be convertible at the option of the holder at any time into shares of the Company’s common stock at a conversion ratio determined by dividing the stated value of the Preferred Stock, or $1,000, by a conversation price of $0.10 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The conversion price is also subject to adjustment if the Company issues equity securities (other than certain excluded securities) at a price per share less than the conversion price, such that the conversion price will equal the price per share of such equity securities. Subject to limited exceptions, a holder of shares of Preferred Stock will not have the right to convert any portion of its Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 4.9% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion.

The Preferred Stock is entitled to receive dividends (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of the Company’s common stock.

Except as required by law, holders of its Preferred Stock are not entitled to voting rights, except that the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock is required to take certain actions that may adversely affect the rights or preferences of the holders of Preferred Stock, including authorizing any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation, dissolution or winding up of its company senior to, or otherwise pari passu with, the Preferred Stock, increasing the number of authorized shares of Preferred Stock, incurring or guaranteeing any indebtedness and the sale or transfer of the Company’s assets other than licenses of the Company’s intellectual property to unaffiliated third parties that are in the ordinary course of business (provided that such license is not a license of all or substantially all of the Company’s assets. In addition, without the prior written consent of the holders of at least a majority of the Preferred Stock, the Company may not amend its certificate of incorporation or bylaws in any manner that materially and adversely affects any rights of the holders of the Preferred Stock or repay or reacquire more than a de minimis number of shares of the Company’s common stock or securities convertible into or exercisable for the Company’s common stock. Furthermore, until the Series B Warrants are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of each of the holders of the Preferred Stock.

The Preferred Stock is subject to automatic conversion, subject to the satisfaction of certain customary equity conditions, in four equal monthly installments commencing with March 17, 2011. The Company may elect, at its option but subject to the satisfaction of certain conditions, to redeem the shares of Preferred Stock in lieu of an automatic conversion occurring. If the Company elects to redeem the shares, it will be required to pay 115% of the conversion amount, which is equal to the product of the number of shares being redeemed and the stated value of the Preferred Stock. If the automatic conversion occurs, the Company must irrevocably confirm that the automatic conversion will occur 23 trading days prior to the automatic conversion date, and the value of its shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading day period prior to automatic conversion date. If an automatic conversion is confirmed, the Company will deliver pre-automatic shares (the “Pre-Automatic Conversion Shares”) to the holders of the Preferred Stock 20 trading days prior to the automatic conversion date based on the same formula during the preceding 20 trading days. On the automatic conversion date, to the extent the Company owes the holders of the Preferred Stock additional shares in excess of the Pre-Automatic Conversion Shares to satisfy the number of shares owed on the automatic conversion date, the Company will issue the holders of the Preferred Stock additional shares, and to the extent the Company has issued excess shares, such shares will be applied to future automatic conversions.

If certain triggering events occur (including the Company’s inability to effect an automatic conversion or redeem the Preferred Stock when due (if elected) in cash under the Preferred Stock), the Company must redeem the outstanding Preferred Stock in cash in an amount equal to at least 135% of the conversion amount from the date of the triggering event until the redemption is completed.

If there is a fundamental transaction as defined in the certificate of designation, the Preferred Stock is entitled to receive an amount equal to at least the greater of 110% of the conversion amount or the consideration to be paid for the common stock underlying such Preferred Stock in connection with such fundamental transaction.

In connection with a liquidation event as defined in the certificate of designation, which includes a sale of the Company, any payment due on the Preferred Stock shall be made payable prior to, and in preference of, any common stock.

In addition, if the Company grants options, purchase rights or other securities to all existing holders of the Company’s common stock, other than certain exempt issuances, the holders of the Preferred Stock have the right to purchase such number of shares of common stock that would have been provided to such holder if such holder held the number of shares of common stock underlying the Preferred Stock.

The Company does not intend to list the Preferred Stock on any securities exchange or automated quotation system.

Description of Warrants

The Warrants contain the following material terms as well as certain material terms that are specific to each series as further described in the sections below.

The applicable exercise price of the Warrants is subject to adjustment if the Company issues equity securities (other than certain excluded securities) at a price per share less than the applicable exercise price, such that the applicable exercise price will equal the price per share of such equity securities.

If the Company, at any time while the Warrants are outstanding, pays a stock dividend on the Company’s common stock or otherwise makes a distribution on any class of capital stock that is payable in shares of the Company’s common stock, subdivides outstanding shares of the Company’s common stock into a larger number of shares or combines the outstanding shares of the Company’s common stock into a smaller number of shares, then, the number, class and type of shares available under the Warrants and the exercise price will be correspondingly adjusted to give the holder of the Warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Except with respect to dividends or other distributions in which a holder has received an adjustment to the exercise price in accordance with the Warrants, the holders of the Warrants have the right to participate in dividends or other distributions of its assets (or rights to acquire its assets) to the same extent that such holder would have participated if such holder held the number of shares of common stock underlying such Warrants at the time of the distribution. In addition, if the Company grants options, purchase rights or other securities to all existing holders of the Company’s common stock, other than certain exempt issuances, the holders of the Warrants have the right to purchase such number of shares of common stock that would have been provided to such holder if such holder held the number of shares of common stock underlying the Warrants. Notwithstanding the foregoing, the holders of the Warrants shall not receive the foregoing rights until such holders have exercised the applicable Warrants in full or in part. Except as otherwise provided above or by virtue of such holder’s ownership of shares of the Company’s common stock, the holders of the Warrants do not have any additional rights or privileges of holders of the Company’s common stock, including any voting rights, until they exercise their Warrants.

In the event of any fundamental transaction, the successor entity is required to assume all of its obligations under the Warrants and the holders of the Warrants will have the right to receive a security in the successor entity in substantially similar form and substance to the Warrants. In addition, upon the occurrence of a fundamental transaction, the holders of the Warrants will thereafter have the right to receive upon exercise of the Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of the Company’s common stock equal to the number of shares of the Company’s common stock issuable upon exercise of the Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Warrants after the fundamental transaction. In addition, the holders of the Warrants may require the Company to redeem the Warrant for a purchase price payable in cash of the Black-Scholes value of the Warrant, as calculated pursuant to the terms of the Warrant.

The holders will not have the right to exercise any portion of the Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.9% of the Company’s common stock (including securities convertible into common stock).

The Warrants may be transferred at the option of the Warrant holder upon surrender of the Warrants with the appropriate instruments of transfer.

The Company does not intend to list the Warrants on any securities exchange or automated quotation system.

          Series B Warrants

The Series B Warrants will have an exercise price of $0.10 per share of the Company’s common stock and will be exercisable at the option of the holder immediately after issuance through and including the date that is the first year anniversary of the initial exercise date.

The Warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Series B Warrants. If, however, the Company is unable to offer and sell the shares underlying these Warrants pursuant to an effective registration statement, then the Warrants may be exercised on a net or cashless basis. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company will round up to the nearest whole number of shares.

          Series A and Series C Warrants

The Series A and Series C Warrants will be exercisable on the one year and one day anniversary following the issuance date and will be exercisable on or before the fifth year anniversary of their initial exercise date at an exercise price of $0.15 per share of common stock; provided that the Series C Warrants may only be exercised by the holders in the same proportion as the holders have already exercised their Series B Warrants. The Company may be unable to issue shares upon exercise of the Series A and Series C Warrants unless the Company obtains stockholder approval to effect an amendment to its certificate of incorporation to increase its authorized shares to an amount sufficient to permit full exercise of the Series A and Series C Warrants.

The Warrant holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Series A or Series C Warrants. If, however, the Company is unable to offer and sell the shares underlying these Warrants pursuant to an effective registration statement, then the Warrants may be exercised on a net or cashless basis. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company will round up to the nearest whole number of shares.

Shareholder Approval; Other Covenants in Purchase Agreement

In addition, the Company will, among other things, (i) not issue any securities for a period of 90 days from the date from the closing date, subject to certain exceptions (ii) not enter into a variable rate transaction while the Preferred Stock or Series B Warrants are outstanding, (iii) for a period of one year from the closing date, allow the investors to participate in future issuances of securities, subject to certain exceptions; and (iv) hold a stockholder meeting by July 31, 2011 to approve the increase in the number of authorized shares of the Company’s common stock to permit the full exercise of the Series A and Series C Warrants.

Important Notice regarding the Purchase Agreement, Preferred Stock and Warrants

The Securities Purchase Agreement, Certificate of Designations of Series A Convertible Preferred Stock, the Form of Series A Warrants, the Form of the Series B Warrants, the Form of Series C Warrants, the Placement Agent Agreement and the Placement Agent Warrant used in connection with the Offering are filed as exhibits to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement, Certificate of Designations of Series A Convertible Preferred Stock, the Form of Series A Warrants, the Form of the Series B Warrants, the Form of Series C Warrants, Placement Agent Agreement and the Placement Agent Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Press Release

The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Placement Agent Agreement, dated as of February 14, 2011, between NovaDel Pharma Inc. and Roth Capital Partners, LLC as placement agent

3.1	Certificate of Designations of Series A Convertible Preferred Stock

4.1	Form of Series A Convertible Preferred Stock Certificate

4.2	Form of Series A Warrants

4.3	Form of Series B Warrants

4.4	Form of Series C Warrants

4.5	Placement Agent Warrant

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	Securities Purchase Agreement, dated as of February 14, 2011, among NovaDel Pharma Inc. and the investors set forth therein

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)

99.1	Press release of NovaDel Pharma Inc. dated February 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

/s/ Steven B. Ratoff

	Name:	Steven B. Ratoff
	Title:	President and Chief Executive Officer

Date: February 15, 2011